UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 23, 2008
(Date of earliest event reported: November 10, 2008)

FRESH IDEAS MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132252	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Amendment (the “Report”) amends the Form 8-K filed by Fresh Ideas Media, Inc. (the “Company”) with the Securities and Exchange Commission on November 10, 2008 related to the Company’s share exchange agreement (the “Exchange”) with Ever Auspicious International Limited, a Hong Kong company (“Ever Auspicious”) and Bright Praise Enterprises Limited, a British Virgin Islands company and the sole shareholder of Ever Auspicious (the “Bright Praise”) pursuant to which the Company acquired all of the issued and outstanding capital stock of Ever Auspicious, an inactive holding company, from Bright Praise in exchange for 11,700,000 newly-issued shares of the Company’s common stock, representing approximately 64.64% of the Company’s issued and outstanding common stock.

This Report is being filed to include the financial statements as well as management’s discussion and analysis of financial condition and results of operations for the three months and nine months ended September 30, 2008 and September 30, 2007 of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (“Shisheng”), the wholly owned operating company of Ever Auspicious.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Forward Looking Statements

The following is management’s discussion and analysis of certain significant factors which have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements, as well as information relating to the plans of our current management and should be read in conjunction with the accompanying financial statements and their related notes included in this Report.  References in this section to “we,” “us,” “our,” or the “Company” are to the consolidated business of Shisheng.

Results of Operations for the Three Months Ended September 30, 2008 Compared To the Three Months Ended September 30, 2007

 The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars and as a percentage of revenues.

	For The Three Months Ended September 30
	2008		2007		Change in %
Net Revenue	$48,378,898	100%	$38,470,263	100%	25.76%
Cost of revenue	$46,054,946	95.20%	$37,799,455	98.26%	21.84%
Gross profit	$2,323,952	4.80%	$670,808	1.74%	246.44%
Operating expenses	$533,565	1.10%	$389,835	1.01%	36.87%
Income from operations	$1,790,387	3.70%	$280,973	0.73%	537.21%
Other income(expenses)	$(43,789)	(0.09)%	$(10,562)	(0.03)%	314.59%
Income before income taxes, earnings in equity interest and minority interest	$1,746,598	3.61%	$270,411	0.70%	545.90%
Net Income	$1,204,433	2.49%	$258,349	0.67%	366.20%

For the three months ended September 30, 2008, our net revenue increased 25.76% to $48,378,898, from our net revenue of $38,470,263 for the comparable period in 2007, and our cost of revenue increased 21.84% from $37,799,455 to $46,054,946 for the same period. Despite the overall increase in the cost of revenue, the ratio of cost of revenue to net revenues decreased 3.06% from 98.26% for the three months ended September 30, 2007 to 95.20% for the comparable period in 2008. Gross profit increased 246.44% from $670,808 for the three months ended September 30, 2007 to $2,323,952 for the comparable period in 2008, income from operations increased 537.21% to $1,790,387 in 2008 from $280,973 in 2007, and net income increased 366.20% from $258,349 to $1,204,433 for the same periods.

Revenues

	For The Three Months Ended September 30,
	2008		2007		Change in %
Net Revenue	$48,378,898	100%	$38,470,263	100%	25.76%
-Automobile Sales	$47,580,101	98.35%	$37,417,104	97.26%	27.16%
-Financing Services	$272,961	0.56%	$125,715	0.33%	117.13%
-Web Advertising	$414,591	0.86%	$514,339	1.34%	-19.39%
-Automobile Import Value Added Services	$111,245	0.23%	$413,105	1.07%	-73.07%

Sale of Imported Automobiles

Net revenues were generated primarily from imported automobile sales, which increased 27.16% from $37,417,104 for the three months ended September 30, 2007 to $47,580,101 for the three months ended September 30, 2008. For the same period in 2008, we sold 700 automobiles, representing an increase of 10.24% from the 635 units sold in the comparable period in 2007. The increase in units sold was partly attributable to our customers anticipating an increase in the automobile consumption tax and therefore purchasing cars before such tax became effective. The average selling price of imported automobiles increased 15.35% from $58,925 as of September 30, 2007 to $67,972 as of September 30, 2008 due to the Company’s continuous efforts on marketing luxury automobiles in 2008.

In the three months ended September 30, 2007, our top three customers generated 53% of our total sales during such period, and in the comparable period in 2008, our top three customers generated 25% of our total sales in the comparable period. The Company has historically maintained close working relationships with its top customers. We aim to maintain these customers while reducing the concentration of our revenues among these top customers.

We are trying to shift our Company’s business focus from a traditional automobile trader to a web-based automobile-related logistics service provider. Although we expect sales of imported automobile sales to continue to represent a considerable percentage of our revenues, we expect the percentage of our net profit generated from imported automobile sales to decline. While we intend to maintain our position as one of the leading imported automobile traders in Tianjin, we do not anticipate that revenues generated by automobile sales will maintain a consistent 30% growth rate for the entire year.

Financing Services

In the three months ended September 30, 2008, revenues from Financing Services increased 117.13% from $125,715 for such period in 2007 to $272,961. Our revenue growth from Financing Services is heavily dependent on overall industry growth and the economic conditions of the market in the People’s Republic of China (the “PRC”). As of September 30, 2008, the Bank of China determined the exchange rate of RMB to U.S. dollars to be 6.8183, which constitutes an appreciation of 9.22% from the exchange rate as of September 30, 2007 of 7.5108. The appreciation of the RMB is a factor in the increase of our revenues for the three months ended September 30, 2008 from the comparable period in 2007. Another factor that affects our revenues from Financing Services is our relationship with our commercial banks. The expiration of or decrease in any of our existing or future credit lines and other bank facilities may reduce our capacity to provide Financing Services to our customers. We do not foresee any difficulty at this time in obtaining credit lines and loan facilities from our banks.

Automobile Information Websites

Revenue generated by our websites decreased 19.39% from $514,339 for the three months ended September 30, 2007 to $414,591 for the comparable period in 2008. As of September 30, 2008, www.at188.com had over 120 subscribers. www.1365car.tj.cn currently generates revenue mainly from advertisements. We aim to generate 90% of our revenues from our websites from subscription fees and advertisements, and 10% from Automobile Import Value Added Services sold over the Internet. Currently, all of our revenues from our websites are generated by subscription fees and advertisements.

We are experiencing rapid development in our websites. During the three months ended September 30, 2008, we sold 159 advertisements, representing an increase of 3.25% from 154 advertisements in the comparable period in 2007. The revenue from our websites decreased, but the number of transactions increased because we have been providing discounts to our customers as a way of attracting business while the websites are still in an expansion phase. We also provide subscription-exemptions, discounted prices or even free advertisements to attract repeat customers.

Automobile Import Value Added Services

For the three months ended September 30, 2008, Automobile Import Value Added Services revenue decreased 73.07% from $413,105 during such period in 2007 to $111,245 for the same period in 2008, primarily because the Beijing 2008 Olympic Games were held during the third quarter, which had a negative impact on the Automobile Import Value Added Services.

Cost of Revenues

Our cost of revenue consists primarily of the price of imported automobiles from foreign automobile manufacturers. In the three months ended September 30, 2008, our cost of revenues increased 21.84% to $46,054,946 from $37,799,455 for the comparable period in 2007. The increase was due primarily to an increase in the purchase price of imported automobiles, which is consistent with our net revenue growth rate. The amount of direct cost of revenues related to the Automobile Import Value Added Services, Financing Services and automobile information websites businesses was de minimis.

Operating Expenses

	For The Three Months Ended September 30,
	2008		2007		Change in %
Operating expenses
-General and Administrative	$300,901	56.39%	$146,907	37.68%	104.82%
-Sales & Marketing	$232,664	43.61%	$242,928	62.32%	-4.23%
Total	$533,565	100%	$389,835	100%	36.87%

During the three months ended September 30, 2008, our total operating expenses increased 36.87% to $533,565 from our operating expenses for the comparable period in 2007, which was $389,835. This increase was a combination of a 104.82% increase in General and Administrative Expenses from $146,907 for the three months ended September 30, 2007 to $300,901 for the comparable period in 2008, and a 4.23% decrease in sales and marketing expenses from $242,928 for the three months ended September 30, 2007 to $232,664 for the comparable period in 2008.

The following table sets forth the breakdown of the primary general and administrative expenses of the Company.

	For The Three Months Ended September 30,
	2008	2007	Change in %
Primary General & Administrative Expenses
Depreciation	$55,337	$41,084	34.69%

Payroll	$65,889	$53,053	24.19%

Professional service fee-listing related	$140,000	-	N/A

For the three months ended September 30, 2008, our total general and administrative expenses increased 104.82% to $300,901 from $146,907 for the comparable period in 2007. This was mainly due to the professional service fees incurred in connection with the Exchange, which totaled $140,000. Excluding such fees, the general and administrative expenses increased 9.53% to $160,901 for the three months ended September 30, 2008. Payroll expenses also increased 24.19% to $65,889 for the three months ended September 30, 2008 as compared to the comparable period in 2007, which had payroll expenses of $53,053. This was a result of an increase in the Company’s number of full-time employees from 79 as of September 30, 2007 to 87 as of September 30, 2008. During this period, the Company also increased the salaries of our management.

Depreciation increased 34.69% in the three months ended September 30, 2008 to $55,337 from $41,084 in the comparable period in 2007, primarily due to the Company’s use of the straight-line depreciation method.

Sales and marketing expenses decreased slightly in the three months ended September 30, 2008 from the comparable period in 2007. The following table sets forth a breakdown of the primary sales and marketing expenses of the Company:

	For The Three Months Ended September 30,
	2008	2007	Change in %
Primary Sales & Marketing Expenses
-Rental	$40,261	$36,431	10.51%
-Entertainment	$13,226	$10,952	20.76%
-Traveling expenses	$8,184	$5,316	53.95%
-Payroll	$40,291	$43,981	-8.39%
-Advertisement expenses	$15,980	$17,636	-9.39%

Payroll expenses decreased by 8.39% to $40,291 for the three months ended September 30, 2008 and advertising expenses fell 9.39% to $15,980 for the same period, in each case as compared to the three months ended September 30, 2007, primarily due to the business reduction of Automobile Import Value Added Services due to the impact of the Beijing 2008 Olympic Games. Traveling expenses increased 53.95% to $8,184 for the three months ended September 30, 2008, from $5,316 for the comparable period in 2007, as the websites are in an expansion phase.

The 10.51% increase in rental expenses for the three months ended September 30, 2008 from the comparable period in 2007 is due to RMB appreciation.

Depreciation and Amortization

In order to meet the needs of the expansion of its operations, the Company steadily purchased office equipment and updated computer and server hardware and software during the first three months of 2008. These purchases led to an increase in depreciation and amortization from $41,084 for the three months ended September 30, 2007 to $55,337 for the comparable period 2008, an increase of 34.69%. As of September 30, 2008, the Company does not own any real property.

We utilize the straight line depreciation method using an average life of five years.

Income from Operations

	For The Three Months Ended September 30,
	2008		2007		Change in %
Net Revenue	$48,378,898	100%	$38,470,263	100%	25.76%
Cost of revenue	$46,054,946	95.20%	$37,799,455	98.26%	21.84%
Gross profit	$2,323,952	4.80%	$670,808	1.74%	246.44%
Operating expenses	$533,565	1.10%	$389,835	1.01%	36.87%
Income from operations	$1,790,387	3.70%	$280,973	0.73%	537.21%

For the three months ended September 30, 2008, income from operations increased to $1,790,387 from $280,973 for the comparable period in 2007, or 537.21%. This increase in income from operations is primarily attributable to better controls over the cost of revenue, which was 98.26% of revenue during the first three months of 2007, but decreased to 95.20% for the comparable period in 2008.

In the future, we plan to continue improving our gross profit margin by strengthening our relationship with our major suppliers to obtain more favorable terms like freight exemptions or discounts.

Interest Income and Expense

The Company’s interest income is generated by interest earned through bank deposits and interest expenses are amounts paid with respect to interest by the Company with respect to its borrowings. Net interest expenses (interest expenses offset by interest income) increased 314.59% to $43,789 in the three months ended September 30, 2008, from $10,562 in the same period in 2007.

Results of Operations for the Nine Months Ended September 30, 2008 Compared To the Nine Months Ended September 30, 2007

 The following table sets forth a summary of certain key components of our results of operations for periods indicated, in dollars and as a percentage of revenues.

	For The Nine Months Ended September 30
	2008		2007		Change in %
Net Revenue	$129,475,982	100%	$100,275,363	100%	29.12%
Cost of revenue	$123,051,216	95.04%	$97,231,886	96.96%	26.55%
Gross profit	$6,424,766	4.96%	$3,043,477	3.04%	111.10%
Operating expenses	$1,466,474	1.13%	$1,030,874	1.03%	42.26%
Income from operations	$4,958,292	3.83%	$2,012,603	2.01%	146.36%
Other income(expenses)	$(115,066)	(0.09)%	$(55,491)	(0.06)%	107.36%
Income before income taxes, earnings in equity interest and minority interest	$4,843,226	3.74%	$1,957,112	1.95%	147.47%
Net Income	$3,358,435	2.59%	$1,749,798	1.74%	91.93%

For the nine months ended September 30, 2008, our net revenue increased 29.12% to $129,475,982, from our net revenue of $100,275,363 for the comparable period in 2007, and our cost of revenue increased 26.55% from $97,231,886 to $123,051,216 for the same periods. Despite the overall increase in the cost of revenue, the ratio of cost of revenue to net revenues decreased 1.92% from 96.96% for the nine months ended September 30, 2007 to 95.04% for the comparable period in 2008. Gross profit increased 111.10% from $3,043,477 for the nine months ended September 30, 2007 to $6,424,766 for the comparable period in 2008.  Income from operations increased 146.36% to $4,958,292 in 2008 from $2,012,603 in 2007, and net income increased 91.93% from $1,749,798 to $3,358,435 for the same periods.

Revenues

	For The Nine Months Ended September 30,
	2008		2007		Change in %
Net Revenue	$129,475,982	100%	$100,275,363	100%	29.12%
-Automobile Sales	$126,772,632	97.91%	$97,532,281	97.27%	29.98%
-Financing Services	$790,153	0.61%	$521,612	0.52%	51.48%
-Web Advertising	$1,289,765	1.00%	$1,297,874	1.29%	-0.62%
-Automobile Import Value Added Services	$623,432	0.48%	$923,596	0.92%	-32.50%

Sale of Imported Automobiles

Net revenues were generated primarily from imported automobile sales, which increased 29.98% from $97,532,281 for the nine months ended September 30, 2007 to $126,772,632 for the nine months ended September 30, 2008. For the same period in 2008, we sold 1,742 automobiles, representing an increase of 7.60% from the 1,619 units sold in the comparable period in 2007. The increase in units sold was partly attributable to our customers anticipating an increase in the automobile consumption tax and therefore purchasing cars before such tax became effective. The average selling price of imported automobiles increased 20.80% from $60,242 as of September 30, 2007 to $72,774 as of September 30, 2008 due to the Company’s continuous efforts on marketing luxury automobiles in 2008.

In the nine months ended September 30, 2007, our top three customers generated 29% of our total sales during such period, and in the comparable period in 2008, our top three customers generated 20% of our total sales. The Company has historically maintained close working relationships with its top customers. We aim to maintain these relationships while reducing the concentration of our revenues among these top customers.

We are trying to shift our Company’s business focus from a traditional automobile trader to a web-based automobile-related logistics service provider. Although we expect sales of imported automobile sales to continue to represent a considerable percentage of our revenues, we expect the percentage of our net profit generated from imported automobile sales to decline. While we intend to maintain our position as one of the leading imported automobile traders in Tianjin, we do not anticipate that revenues generated by automobile sales will maintain a consistent 30% growth rate for the entire year.

Financing Services

In the nine months ended September 30, revenues from Financing Services increased 51.48% from $521,612 for such period in 2007 to $790,153 for the comparable period in 2008. Our revenue growth from Financing Services is heavily dependent on overall industry growth and the economic conditions of the market in the PRC. As of September 30, 2008, the Bank of China determined the exchange rate of RMB to U.S. dollars to be 6.8183, which constitutes an appreciation of 9.22% from the exchange rate as of September 30, 2007 of 7.5108. The appreciation of the RMB is a factor in the increase of our revenues for the nine months ended September 30, 2008 from the comparable period in 2007. Another factor that affects our revenues from Financing Services is our relationship with our commercial banks. The expiration of or decrease in any of our existing or future credit lines and other bank facilities may reduce our capacity to provide Financing Services to our customers. We do not foresee any difficulty at this time in obtaining credit lines and loan facilities from our banks.

Automobile Information Websites

Revenue generated by our websites decreased 0.62% from $1,297,874 for the nine months ended September 30, 2007 to $1,289,765 for the comparable period in 2008. As of September 30, 2008, www.at188.com had over 120 subscribers. www.1365car.tj.cn currently generates revenue mainly from advertisements. We aim to generate 90% of our revenues from our websites from subscription fees and advertisements, and 10% from Automobile Import Value Added Services sold over the Internet. Currently, all of our revenues from our websites are generated by subscription fees and advertisements.

We are experiencing rapid development in our websites. During the nine months ended September 30, 2008, we sold 548 advertisements, representing an increase of 46.52% from 374 advertisements in the comparable period in 2007. The revenue growth rate from our websites has been slower than the growth in the number of transactions because we have been providing discounts to our customers as a way of attracting business while the websites are still in an expansion phase. We also provide subscription-exemptions, discounted prices or even free advertisements to attract repeat customers.

Automobile Import Value Added Services

For the nine months ended September 30, 2008, Automobile Import Value Added Services revenue decreased 32.50% from $923,596 during such period in 2007 to $623,432 for the same period in 2008, primarily because the Beijing 2008 Olympic Games were held during the third quarter, which had a negative impact on the Automobile Import Value Added Services.

Cost of Revenues

Our cost of revenue consists primarily of the price of imported automobiles from foreign automobile manufacturers. In the nine months ended September 30, 2008, our cost of revenues increased 26.55% to $123,051,216 from $97,231,886 for the comparable period in 2007. The increase was due primarily to an increase in the purchase price of imported automobiles, which is consistent with our net revenue growth rate. The amount of direct cost of revenues related to the Automobile Import Value Added Services, Financing Services and automobile information websites businesses was de minimis.

Operating Expenses

	For The Nine Months Ended September 30,
	2008		2007		Change in %
Operating expenses
-General and Administative	$788,511	53.77%	$357,471	34.68%	120.58%
-Sales & Marketing	$677,963	46.23%	$673,403	65.32%	0.68%
Total	$1,466,474	100%	$1,030,874	100%	42.26%

During the nine months ended September 30, 2008, our total operating expenses increased 42.26% to $1,466,474 from our operating expenses for the comparable period in 2007, which was $1,030,874. This increase was a combination of a 120.58% increase in general and administrative expenses from $357,471 for the nine months ended September 30, 2007 to $788,511 for the comparable period in 2008, and a 0.68% increase in sales and marketing expenses from $673,403 for the nine months ended September 30, 2007 to $677,963 for the comparable period in 2008.

The following table sets forth the breakdown of the primary general and administrative expenses of the Company.

	For The Nine Months Ended September 30,
	2008	2007	Change in %
Primary General and Administrative expenses
Depreciation	$145,963	$116,199	25.61%
Entertainment	$25,287	$30,225	-16.34%
Payroll	$175,411	$142,713	22.91%
Traveling expenses	$32,461	$18,307	77.31%
Professional service fee-listing related	$314,916	-	N/A

For the nine months ended September 30, 2008, our total general and administrative expenses increased 120.58% to $788,511 from $357,471 for the comparable period in 2007. This was partly a result of professional service fees incurred in connection with the Exchange, which totaled $314,916. Excluding such fees, the general and administrative expenses increased 32.48% to $473,595 for the nine months ended September 30, 2008. Our traveling expenses increased 77.31% from $18,307 during the nine months ended September 30, 2007 to $32,461 for the comparable period in 2008 as a result of market research activities relating to our efforts in setting up our website operations for domestic manufactured automobiles in five additional cities. Payroll expenses also increased 22.91% to $175,411 for the nine months ended September 30, 2008 as compared to the comparable period in 2007, which had payroll expenses of $142,713. This was a result of an increase in the Company’s number of full-time employees from 79 as of September 30, 2007 to 87 as of September 30, 2008. During this period, the Company also increased the salaries of our management.

Depreciation increased 25.61% in the nine months ended September 30, 2008 to $145,963 from $116,199 in 2007, primarily due to the Company’s use of the straight-line depreciation method.

Entertainment expenses decreased 16.34% to $25,287 in the nine months ended September 30, 2008 from $30,225 for the comparable period 2007, primarily as a result of the Company’s efforts in controlling costs.

Sales and marketing expenses increased slightly in the nine months ended September 30, 2008 from the comparable period in 2007. The following table sets forth a breakdown of the primary sales and marketing expenses of the Company:

	For The Nine Months Ended September 30,
	2008	2007	Change in %
Primary Sales & Marketing Expenses
-Rental	$118,615	$107,769	10.06%
-Entertainment	$31,157	$66,073	-52.84%
-Traveling expenses	$35,832	$26,619	34.61%
-Payroll	$107,586	$125,557	-14.31%
-Advertisement expenses	$33,959	$48,246	-29.61%
-Insurance & road maintenance	$82,816	$42,799	93.50%

Entertainment expenses decreased by 52.84% to $31,157 for the nine months ended September 30, 2008 and advertising expenses fell 29.61% to $33,959 for the same period, in each case as compared to the nine months ended September 30, 2007, primarily as a result of the Company’s efforts in controlling costs. Traveling expenses increased 34.61% to $35,832 for the nine months ended September 30, 2008, as compared to $26,619 for the comparable period in 2007, consistent with the Company’s revenue growth rate for the same periods.

One significant increase between the nine ended September 30, 2008 and September 30, 2007 is the 93.50% increase in insurance and road maintenance expenses. In 2008, the overall toll fee increased in the PRC, as well as vehicle insurance and vehicle license plate fees. Because of these cost increases, the Company’s vehicle related expenses in association with the nationwide expansion of www.1365car.com increased sharply.

The 10.06% increase in rental expenses for the nine months ended September 30, 2008 from the comparable period in 2007 is due to RMB appreciation.

Depreciation and Amortization

In order to meet the needs of the expansion of its operations, the Company steadily purchased office equipment and updated computer and server hardware and software during the first nine months of 2008. These purchases led to an increase in depreciation and amortization from $116,199 for the nine months ended September 30, 2007 to $145,963 for the comparable period 2008, an increase of 25.61%. As of September 30, 2008, the Company does not own any real property.

We utilize the straight line depreciation method using an average life of five years.

Income from Operations

	For The Nine Months Ended September 30,
	2008		2007		Change in %
Net Revenue	$129,475,982	100%	$100,275,363	100%	29.12%
Cost of revenue	$123,051,216	95.04%	$97,231,886	96.96%	26.55%
Gross profit	$6,424,766	4.96%	$3,043,477	3.04%	111.10%
Operating expenses	$1,466,474	1.13%	$1,030,874	1.03%	42.26%
Income from operations	$4,958,292	3.83%	$2,012,603	2.01%	146.36%

For the nine months ended September 30, 2008, income from operations increased to $4,958,292 from $2,012,603 for the comparable period in 2007, or 146.36%. This increase in income from operations is primarily attributable to better controls over the cost of revenue, which was 96.96% of revenue during the first nine months of 2007, but decreased to 95.04% for the comparable period in 2008.

In the future, we plan to continue improving our gross profit margin by strengthening our relationship with our major suppliers to obtain more favorable terms like freight exemptions or discounts.

Interest Income and Expense

The Company’s interest income is generated by interest earned through bank deposits and interest expenses are amounts paid with respect to interest by the Company with respect to its borrowings. Net interest expenses (interest expenses offset by interest income) increased 90.64% to $115,066 in the nine months ended September 30, 2008, from $60,358 in the same period in 2007.

Liquidity and Capital Resources

The following table sets forth the summary of our cash flows for the nine months ended September 30, 2008 and September 30, 2007.

	2008	2007
Net cash provided by (used in) operating activities	$(5,876,616)	$(2,343,632)
Net cash (used in) provided by investing activities	$5,522,195	$(453,388)
Net cash provided by (used in) financing activities	$(4,596,464)	$4,465,443
Effect of exchange rate changes on cash	$266,667	$38,358
Cash and cash equivalents at beginning of period	$5,703,108	$2,661,146
Cash and cash equivalents at end of period	$1,018,890	$4,367,927

Operating Activities

 During the nine months ended September 30, 2008, we used net cash from operating activities of $5,876,616, as compared to net cash generated from operating activities of $2,343,632 for the nine months ended September 30, 2007. This decrease in net cash from operating activities was due primarily to an increase in advances to suppliers, off-set by a decrease in customer deposit and an increase in inventories value-added tax refundable.

Investing Activities

During the nine months ended September 30, 2008, we generated net cash from investing activities of $5,522,195, as compared to net cash used in investing activities of $453,388 for the nine months ended September 30, 2007. This increase was mainly due to a decrease in the amount of the Company’s restricted cash.

Financing Activities

During the nine months ended September 30, 2008, we used net cash for financing activities of $4,596,464, as compared to net cash generated from financing activities of $4,465,443 for the nine months ended September 30, 2007. The decrease was mainly due to the contributed capital from stockholders of $8,498,065 during the nine months ended September 30, 2007.

 The total cash and cash equivalents of the Company decreased to $1,018,890 as of September 30, 2008, as compared to $4,367,927 as of September 30, 2007.

Working Capital

During the nine months ended September 30, 2008, our inventory increased to $17,395,816, as compared to $7,849,957 of inventory held by the Company as of December 31, 2007. This increase was due to the anticipation by our management and the industry at large of a potential increase in the PRC consumption tax for automobiles in 2008. This tax increase came into effect on September 1, 2008.

During the nine months ended September 30, 2008, our advances to suppliers decreased from $24,963,886 as of December 31, 2007 to $17,168,532 as of September 30, 2008, as a result of the growth in our automobile sales and trading capacity and enhanced credibility.

Overall, the level of our working capital for the nine months ended September 30, 2008 is much improved over the same period in 2007. The Company aims to continue to improve the level of its working capital through the remainder of fiscal year 2008.

Capital Expenditures

 During the nine months ended September 30, 2008, the Company’s property and equipment (net) increased to $653,324 as of September 30, 2008 from $595,748 as of December 31, 2007.

Item 2.02.   Results of Operations and Financial Condition.

On December 23, 2008, the Company issued a press release announcing its results of operations for the third quarter ended September 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements.  The following financial statements are included in this report:

Unaudited financial statements of Shisheng as of September 30, 2008 are attached hereto as Exhibit 99.2.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release of Fresh Ideas Media, Inc., dated December 23, 2008.
99.2	Unaudited financial statements of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. for the nine months ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2008

FRESH IDEAS MEDIA, INC.

By:	/s/ Tong Shiping
Name:	Mr. Tong Shiping
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Fresh Ideas Media, Inc., dated December 23, 2008.
99.2	Unaudited financial statements of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. for the nine months ended September 30, 2008.